Exhibit 10.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

RENTECH, INC.

2009 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED RENTECH, INC. 2009 INCENTIVE AWARD PLAN (this “First Amendment”) is made and adopted by the Board of Directors (the “Board”) of Rentech, Inc., a Delaware corporation (the “Company”), effective as of July 1, 2014 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Board may amend the Plan from time to time to increase the number of shares of Common Stock available for issuance under the Plan, subject to approval by the Company’s stockholders; and

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock subject to the Plan by an additional six million three hundred seventeen thousand (6,317,000) shares of Common Stock as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the Effective Date, subject to approval by the Company’s stockholders (the date on which the Company’s stockholders approve the First Amendment, the “First Amendment Date”):

AMENDMENT

1.	Section 3.1(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Subject to Article 11 and Section 3.1(b) hereof, effective as of the First Amendment Date, the aggregate number of shares of Stock which may be subject to awards granted under the Plan is 10,800,000 shares less, for any awards granted under the Plan between December 31, 2013 (the “Share Count Date”) and the First Amendment Date (collectively, “Interim Awards”), (i) one share for each share of Stock subject to any such Option or Stock Appreciation Right, and (ii) 1.5 shares for each share of Stock subject to any such Full Value Award (the “Share Limit”), which Share Limit represents the sum of (i) 4,483,000 shares which remained available for grant under the Plan as of the Share Count Date, plus (ii) 6,317,000 new shares reserved for issuance pursuant to the First Amendment, less (iii) share reductions applicable in connection with any Interim Awards. Any shares of Stock that are subject to Options or Stock Appreciation Rights granted under the Second Restated Plan shall be counted against the Share Limit as one share for each share of Stock subject to such Option or Stock Appreciation Right, and any shares of Stock that are granted or delivered under the Second Restated Plan in settlement of any Full Value Awards shall be counted against the Share Limit as 1.5 shares of Stock for each share of Stock subject to such Full Value Award. The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan as of the First Amendment Date is 10,800,000 shares, less, for any Interim Awards granted, (i) one share for each share of Stock subject to any such Option or Stock Appreciation Right, and (ii) 1.5 shares for each share of Stock subject to any such Full Value Award.”

2.	This First Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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I hereby certify that the foregoing First Amendment was duly authorized by the Board of Directors of Rentech, Inc. on April 22, 2014, subject to approval by its stockholders.

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I hereby certify that the foregoing First Amendment was approved by the stockholders of Rentech, Inc. on July 1, 2014.

Executed on this 1st day of July, 2014.

/s/ Colin M. Morris
Corporate Secretary